Exhibit 99.1

News Release

Public Storage
701 Western Avenue
Glendale, CA 91201-2349
www.publicstorage.com
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                                                      For Release:  Immediately
                                                      Date:  February 11, 2009
                                                      Contact:  Clemente Teng
                                                               (818) 244-8080

              PUBLIC STORAGE ANNOUNCES RESULTS OF FIXED PRICE CASH TENDER OFFER FOR 7.75% NOTES DUE 2011 AND 5.875% NOTES DUE 2013

GLENDALE,   California-Public   Storage  ("Public  Storage"  or  the  "Company")
(NYSE:PSA) announced today that it has accepted for purchase the principal amount of its 7.75% Notes due 2011 and 5.875% Notes due 2013 (collectively, the "Notes") of its subsidiary, Shurgard Storage Centers, LLC, set forth below, that were validly tendered pursuant to its previously announced fixed price cash tender offer for such Notes (the "Tender Offer"). The Tender Offer expired at 5:00 p.m., New York City time, on Tuesday, February 10, 2009. Payment for the Notes purchased pursuant to the Tender Offer is expected to be made on Thursday, February 12, 2009. The aggregate consideration for the Notes accepted for payment, including accrued and unpaid interest, is $113,070,648.

                                                          Aggregate Principal
                                                                Amount
CUSIP Number             Security Description            Accepted for Purchase
------------             --------------------            ---------------------
82567DAE4                7.75% Notes due 2011                 $96,683,000
82567DAF1                5.875% Notes due 2013                $13,540,000

The Tender Offer was made pursuant to the Offer to Purchase and the related Letter of Transmittal dated February 3, 2009.

This press release is neither an offer to purchase nor a solicitation to buy any of these Notes, nor is it a solicitation for acceptance of the Tender Offer.

Goldman, Sachs & Co. and J.P. Morgan Securities Inc. acted as the Dealer Managers for the Tender Offer.

About Public Storage

Public Storage, a member of the S&P 500 and The Forbes Global 2000, is a fully integrated, self-administered and self-managed real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities. The Company's headquarters are located in Glendale, California. At September 30, 2008, the Company had interests in 2,017 self-storage facilities located in 38 states with approximately 127 million net rentable square feet in the United States and 179 storage facilities in seven Western European nations with approximately nine million net rentable square feet. Additional information about Public Storage is available on our website, www.publicstorage.com.

Forward-looking statements

This press release contains  "forward-looking  statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Public Storage's control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements and speak only as of the date of this press release. Public Storage undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Risks and uncertainties that could impact these forward-looking statements include without limitation, possible changes and timing and consummation of the tender offer and other matters detailed in Public Storage's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

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